Exhibit 1 for Item 7
KPMG Peat Marwick LLP Letterhead

400 Capitol Mall          Telephone 916-448-4700            Telefax 916-554-1199
Sacramento, CA 95814




September 3, 1998



Mr. Bob Morris
Chief Financial Officer
Newgold, Inc.
P.O. Box 260
Clarksburg, CA 95612

Dear Mr. Morris:

This is to confirm that the client-auditor relationship between Newgold, Inc. and KPMG Peat Marwick LLP has ceased.

Very truly yours,


/s/ KPMG Peat Marwick LLP




cc: Chief Accountant
      Securities and Exchange Commission